UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 7, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01      Other Events

On July 7, 2009, Senesco Technologies, Inc. (the "Company") and ArborGen LLC (“ArborGen’) announced wood quality results from ongoing field trials conducted by ArborGen utilizing technology in-licensed from the Company.  The two companies had previously announced that trees that incorporate technology developed by the Company have shown significantly enhanced growth rates in 3-year-old field trials.

Selected trees from the field trials were harvested and their wood chemistry and density was assessed. There were no differences in key economic characteristics of wood, such as lignin, cellulose, and specific gravity, between the trees with the enhanced growth attributes and untreated control trees.  This is good news as fast tree growth is often associated with lower wood quality.  The results above are preliminary and based on current field trials and may change or vary in the future.  It is anticipated that the Company and ArborGen will continue to collect additional data.

On July 7, 2009, the Company issued a press release announcing the results of the foregoing study. A copy of this press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: July 10, 2009	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer